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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 13, 2003, except for Note 2, for which the date is September 23, 2003, relating to the financial statements of InfraSource Incorporated and its subsidiaries as of December 31, 2002 and 2001 and for the three years then ended, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 28, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS